UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2012

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 20, 2012, Hardinge Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Giacomo Antonini and Bere Antonini (collectively, the “Sellers”), whereby the Company has purchased from the Sellers all of the issued and outstanding capital stock (the “Stock Sale”) of Usach Technologies, Inc., an Illinois corporation (“Usach”).  Usach is a manufacturer of high precision internal and external grinding machines and systems.  The Agreement contains customary representations, warranties, covenants and indemnification provisions.

The purchase price to Sellers in connection with the Stock Sale consists of (i) a fixed sum of $10,500,000 subject to a post closing working capital adjustment, plus (ii) a contingent amount (the “Contingent Amount”) that the Sellers are eligible to receive based upon the future economic performance of Usach as measured against certain minimum thresholds of earnings from operations before interest, taxes, depreciation and amortization.  The maximum aggregate amount that the Sellers are eligible to receive in Contingent Amount payments is $7,500,000.  The Company believes, based on current estimates that the post closing working capital adjustment will result in an additional payment to Sellers of approximately $1,600,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: December 27, 2012	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer